                                                            World Financial
                                                            Center
                                                            North Tower
                                                            New York, New York
                                                            10281-1305
LOGO                                                        (212) 449-8971
                                                            (Call Collect)

                                                                 EXHIBIT 99(A)4

                          OFFER TO PURCHASE FOR CASH
                    UP TO 3,000,000 SHARES OF COMMON STOCK
                                      OF

                             NETSPEAK CORPORATION
                                      AT
                             $30.00 NET PER SHARE
                                      BY

                                MOTOROLA, INC.


  THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 12:00 MIDNIGHT NEW YORK CITY
        TIME, ON TUESDAY, APRIL 21, 1998, UNLESS THE OFFER IS EXTENDED.


                                                                 March 25, 1998

To Brokers, Dealers, Commercial Banks,
Trust Companies and Other Nominees:

  We have been appointed by Motorola, Inc., a Delaware corporation (the "Purchaser"), to act as Dealer Manager in connection with the Purchaser's offer to purchase for cash up to 3,000,000 shares of common stock, par value $.01 per share (the "Shares"), of NetSpeak Corporation, a Florida corporation (the "Company"), for $30.00 per Share, net to the seller in cash, upon the terms and subject to the conditions set forth in the Offer to Purchase, dated March 25, 1998 (the "Offer to Purchase"), and in the related Letter of Transmittal (which together with the Offer to Purchase (and any amendments or supplements thereto, collectively) constitute the "Offer") enclosed herewith.

  Please furnish copies of the enclosed materials to those of your clients for whose accounts you hold Shares in your name or in the name of your nominee.

  Enclosed herewith for your information and forwarding to your clients are copies of the following documents:

    1. The Offer to Purchase, dated March 25, 1998.

    2. The Letter of Transmittal to tender Shares for your use and for the information of your clients. Facsimile copies of the Letter of Transmittal may be used to tender Shares.

    3. A letter to shareholders of the Company from Stephen R. Cohen, Chairman and Chief Executive Officer of the Company, together with a Solicitation/Recommendation Statement on Schedule 14D-9 filed with the Securities and Exchange Commission by the Company and mailed to shareholders of the Company.

    4. The Notice of Guaranteed Delivery for Shares to be used to accept the Offer if neither of the two procedures for tendering Shares set forth in the Offer to Purchase can be completed on a timely basis.

    5. A printed form of letter which may be sent to your clients for whose accounts you hold Shares registered in your name or in the name of your nominee, with space provided for obtaining such clients' instructions with regard to the Offer.

    6. Guidelines of the Internal Revenue Service for Certification of Taxpayer Identification Number on Substitute Form W-9.

    7. A return envelope addressed to American Stock Transfer & Trust Company, the Depositary.

  YOUR PROMPT ACTION IS REQUESTED. WE URGE YOU TO CONTACT YOUR CLIENTS AS PROMPTLY AS POSSIBLE. PLEASE NOTE THAT THE OFFER AND WITHDRAWAL RIGHTS EXPIRE AT 12:00 MIDNIGHT, NEW YORK CITY TIME, ON TUESDAY, APRIL 21 1998, UNLESS THE OFFER IS EXTENDED.
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  Please note the following:

    1. The tender price is $30.00 per Share, net to the seller in cash.

    2. The Offer is subject to there being validly tendered and not withdrawn prior to the expiration of the Offer at least 1,750,000 Shares and certain other conditions.

    3. The Offer is being made for up to 3,000,000 Shares. If more than 3,000,000 Shares are tendered and not withdrawn prior to the expiration of the Offer, then tendered Shares will be accepted for payment on a pro rata basis, as described in the Offer to Purchase.

    4. The Offer is being made pursuant to the Tender Agreement (as defined in the Offer to Purchase).

    5. Tendering shareholders will not be obligated to pay brokerage fees or commissions or, except as otherwise provided in Instruction 6 of the Letter of Transmittal, transfer taxes on the purchase of Shares by the Purchaser pursuant to the Offer. However, federal income tax backup withholding at a rate of 31% may be required, unless an exemption is provided or unless the required taxpayer identification information is provided. See Instruction 10 of the Letter of Transmittal.

    6. The Board of Directors of the Company (the "Board") has approved the Offer and the other transactions described in the Offer to Purchase. The Company and the Board are remaining neutral with respect to the Offer and accordingly, are not making any recommendation to shareholders on whether to tender their Shares into the Offer.

    7. Notwithstanding any other provision of the Offer, payment for Shares accepted for payment pursuant to the Offer will in all cases be made only after timely receipt by the Depositary of (a) Certificates pursuant to the procedures set forth in Section 3 of the Offer to Purchase or a timely Book-Entry Confirmation (as defined in the Offer to Purchase) with respect to such Shares, (b) the Letter of Transmittal (or a manually signed facsimile thereof), properly completed and duly executed, with any required signature guarantees or an Agent's Message (as defined in the Offer to Purchase) in connection with a book-entry delivery of Shares, and (c) any other documents required by the Letter of Transmittal. Accordingly, payment may not be made to all tendering shareholders at the same time depending upon when Certificates are actually received by the Depositary. UNDER NO CIRCUMSTANCES WILL INTEREST BE PAID ON THE PURCHASE PRICE OF THE SHARES TO BE PAID BY THE PURCHASER, REGARDLESS OF ANY EXTENSION OF THE OFFER OR ANY DELAY IN MAKING SUCH PAYMENT.

  THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 12:00 MIDNIGHT, NEW YORK CITY TIME, ON TUESDAY, APRIL 21, 1998, UNLESS THE OFFER IS EXTENDED.

  In order to take advantage of the Offer, (i) a duly executed and properly completed Letter of Transmittal (or a manually signed facsimile thereof) and any required signature guarantees or an Agent's Message in connection with a book-entry transfer and other required documents should be sent to the Depositary and (ii) Certificates representing the tendered Shares or a timely Book-Entry Confirmation (as defined in the Offer to Purchase) should be delivered to the Depositary in accordance with the instructions set forth in the Letter of Transmittal and the Offer to Purchase.

  If holders of Shares wish to tender, but it is impracticable for them to forward their Certificates or other required documents or complete the procedures for book-entry transfer prior to the Expiration Date, a tender may be effected by following the guaranteed delivery procedures specified in
Section 3 of the Offer to Purchase.

  The Purchaser will not pay any fees or commissions to any broker or dealer or other person (other than the Dealer Manager and the Information Agent) for soliciting tenders of Shares pursuant to the Offer. The Purchaser will, however, upon request, reimburse you for customary mailing and handling expenses incurred by you in forwarding any of the enclosed materials to your clients. The Purchaser will pay or cause to be paid any transfer taxes payable on the transfer of Shares to it, except as otherwise provided in Instruction 6 of the Letter of Transmittal.

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  Any inquiries you may have with respect to the Offer should be addressed to
Georgeson & Company Inc., the Information Agent for the Offer, at Wall Street Plaza, New York, New York, 10005, telephone number (800) 223-2064, or to Merrill Lynch, Pierce, Fenner & Smith Incorporated, the Dealer Manager for the Offer, at World Financial Center, North Tower, New York, New York 10281-1305, telephone number (212) 449-8971 (Call Collect).

  Requests for copies of the enclosed materials may be directed to the Information Agent or the Dealer Manager at their respective addresses and telephone numbers set forth on the back cover of the enclosed Offer to Purchase.

                                          Very truly yours,

                                          MERRILL LYNCH, PIERCE, FENNER &
                                           SMITH INCORPORATED

  NOTHING CONTAINED HEREIN OR IN THE ENCLOSED DOCUMENTS SHALL CONSTITUTE YOU OR ANY OTHER PERSON THE AGENT OF THE PURCHASER, THE COMPANY, THE DEPOSITARY, THE INFORMATION AGENT, THE DEALER MANAGER OR ANY AFFILIATE OF ANY OF THEM, OR AUTHORIZE YOU OR ANY OTHER PERSON TO MAKE ANY STATEMENT OR USE ANY DOCUMENT ON BEHALF OF ANY OF THEM IN CONNECTION WITH THE OFFER OTHER THAN THE ENCLOSED DOCUMENTS AND THE STATEMENTS CONTAINED THEREIN.

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